Exhibit 99.1

Cerner	CompuGroup Medical

CompuGroup Medical SE

Contact for media representatives:	Contact for analysts and investors:
Michael Franz	Claudia Thomé
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Press release, February 5th, 2020

CompuGroup Medical to acquire certain Cerner assets in Germany and Spain

•	Acquisition of medico®, Soarian Health Archive® (S-HA) and Soarian® Integrated Care (S-IC), leading hospital information systems (HIS) in Germany, and of Selene®, a leading HIS in Spain, from Cerner

•	Strengthening CompuGroup Medical's position in Germany and expanding the portfolio in Spain

•	CompuGroup addressing complementary customer groups and building an attractive platform for future growth

Koblenz. CompuGroup Medical SE (CGM) and Cerner Corporation (NASDAQ: CERN), a global health care technology company, have entered into an agreement regarding the acquisition by CompuGroup Medical of a part of Cerner's portfolio in Germany and Spain. The key products are medico® and Soarian® Integrated Care (S-IC), leading HISs in Germany; Selene®, a leading HIS for public hospitals in Spain, and Soarian Health Archive®, a document archiving solution for healthcare providers. As a result of the acquisition, CompuGroup Medical is strengthening its position in Germany and complementing its portfolio in Spain. The agreed purchase price amounts to EUR 225 million and is subject to final adjustment upon closing. For 2019, revenues attributable to the assets to be purchased were approximately EUR 74 million with an EBITDA of approximately EUR 13 million.

"The products from this acquisition are an excellent fit with our current portfolio," emphasizes Frank Gotthardt, Chairman and CEO of CompuGroup Medical SE. "Existing customers of CGM as well as those of medico, S-IC, S-HA and Selene will benefit from this transaction: The products acquired from Cerner complement our existing portfolio of products perfectly, and we believe the exchange between professionals of all healthcare segments will be further intensified. For all of our customers, this means that they will be optimally prepared for a world in which the patient journey is increasingly cross-institutional and cross-sectoral. And this is true regardless of whether they are doctors' or dentists' practices, hospitals, laboratories, pharmacies, rehabilitation or care facilities or other service providers."

"With this acquisition, we will increase our installed customer base in the hospital information system market. At the same time, we will benefit from a great amount of know-how and expert knowledge from our new colleagues. We are convinced that by combining medico and Selene with the CGM connectivity services and our innovative CGM

CLINICAL modules we will be able to generate high and long-term added value for our customers in the future," says Hannes Reichl, CGM Board Member Clinical and Social Care.

Cerner has embarked on a company-wide transformation focused on improved operating efficiencies, enhanced client focus, a refined growth strategy and a sharpened approach to portfolio management. The sale of these German and Spanish solutions to CompuGroup Medical are reflective of Cerner's active portfolio management. Barclays acted as exclusive financial advisor to Cerner.

"Most importantly, we believe this is positive for Cerner customers," said Emil Peters, President, Cerner Global. "CompuGroup Medical is a leading, global health-IT company and has a strong customer-centric focus. While we refine our strategic focus and align around Cerner’s core global assets, we believe clients transitioning to CompuGroup Medical will be in very good hands."

The customer base of the medico product today consists of 251 hospitals in Germany and the customer base of the Selene product consists of 65 hospitals in Spain. Today, more than one million professional users, including doctors, dentists, pharmacies and other health professionals in outpatient and inpatient health care facilities trust CompuGroup Medical.

Michael Rauch, CGM's CFO, comments: "This transaction is further enhancing our HIS segment and hence reinforcing our business profile of connecting all health care professionals. The acquisition is EPS accretive to CompuGroup Medical in year one on a pro forma basis and strengthens the cash flow profile of CompuGroup Medical."

Closing of the transaction is expected to occur in the third quarter of 2020, subject to certain regulatory approvals and other closing conditions.

About CompuGroup Medical SE
CompuGroup Medical is one of the leading eHealth companies in the world. With a revenue base of approximately EUR 746 million in 2019, its software products are designed to support all medical and organizational activities in doctors' offices, pharmacies, laboratories and hospitals. Its information services for all parties involved in the healthcare system and its web-based personal health records contribute towards safer and more efficient healthcare. CompuGroup Medical's services are based on a unique customer base of more than 1 million users, including doctors, dentists, pharmacists and other health professionals in inpatient and outpatient facilities. With locations in 19 countries and products in 56 countries worldwide, CompuGroup Medical is the eHealth company with one of the highest coverage among eHealth service providers. More than 5,500 highly qualified employees support customers with innovative solutions for the steadily growing demands of the healthcare system.

About Cerner
Cerner's health technologies connect people and information systems at thousands of contracted provider facilities worldwide dedicated to creating smarter and better care for individuals and communities. Recognized globally for innovation, Cerner assists clinicians in making care decisions and assists organizations in managing the health of their populations. The company also offers an integrated clinical and financial system to help manage day-to-day revenue functions, as well as a wide range of services to support clinical, financial and operational needs, focused on people. For more information, visit Cerner.com, The Cerner Blog or connect on Facebook, Instagram, LinkedIn, Twitter or The Cerner Podcast. Nasdaq: CERN. Smarter Care. Better Outcomes. Healthier You.

Media Contacts:  Misti Preston, Public Relations, (816) 299-2037, Misti.Preston@cerner.com

Investor Contact: Allan Kells, (816) 201-2445, akells@cerner.com

All statements in this press release that do not directly and exclusively relate to historical facts constitute forward-looking statements. These forward-looking statements are based on current beliefs, expectations and assumptions with respect to future events and are subject to a number of significant risks and uncertainties. It is important to note that Cerner's performance, and actual results, financial condition or business could differ materially from those expressed in such forward-looking statements. The words “expects”,“believe“ or the negative of these words, variations thereof or similar expressions are intended to identify such forward-

looking statements. For example, our forward-looking statements include statements regarding future benefits or synergies of the transaction and closing the transaction in the anticipated timeframe or at all. Factors that could cause or contribute to such differences include, but are not limited to risks associated with the unexpected loss or recruitment and retention of key personnel related to these businesses; risks inherent with business acquisitions, such as the failure to obtain necessary regulatory or other approvals, satisfaction of the conditions to closing the transaction in the anticipated timeframe or at all or disruption from the transaction making it more difficult to maintain business and operational relationships; inability to achieve expected operating efficiencies and sustain or improve operating expense reductions; and, failure of the parties to achieve the intended benefits. Additional discussion of these and other risks, uncertainties and factors affecting Cerner's business is contained in Cerner's filings with the Securities and Exchange Commission. The reader should not place undue reliance on forward-looking statements, since the statements speak only as of the date that they are made. Except as required by law, Cerner undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in our business, results of operations or financial condition over time.